UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2021

KKR Real Estate Finance Trust Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-38082	47-2009094
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Hudson Yards,	Suite 7500
New York,	New York	10001
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 750-8300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	KREF	New York Stock Exchange
6.50% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	KREF PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 16, 2021, Mostafa Nagaty, Chief Financial Officer and Treasurer of KKR Real Estate Finance Trust Inc. (the “Company”), informed the Company of his intention to resign from the Company.  Mr. Nagaty has agreed to assist the Company in the transition of his responsibilities, and it is expected that he will remain as Chief Financial Officer and Treasurer of the Company through March 1, 2022.

On December 17, 2021, Kendra Decious was appointed as the Company’s Chief Financial Officer and Treasurer, effective upon Mr. Nagaty’s departure.  Ms. Decious is currently a Managing Director in the finance group of KKR & Co. Inc. and its subsidiaries (“KKR”), and has been with KKR since 2006. She currently serves as Head of Strategic Planning and Budgeting and is responsible for day-to-day communications with the KKR Board of Directors. From 2006 to 2010, Ms. Decious was the Chief Financial Officer of KKR Private Equity Investors, L.P., the publicly listed vehicle that was combined with KKR’s business to create KKR & Co. Inc. In this capacity Kendra was, and currently still is, responsible for the accounting, reporting and risk controls for all of KKR’s balance sheet investments. Previously, Ms. Decious was responsible for the finance groups of KKR’s Capital Markets, Hedge Funds and Stakes businesses. Ms. Decious currently serves on the Board of Directors and Audit Committee of CHI Overhead Doors, a KKR portfolio company, and is a founding member of KKR’s Global Risk & Operations Committee. Previously, she served as a founding member of KKR’s Inclusion and Diversity Advisory Committee and as a member of KKR’s Energy and Infrastructure Valuation Committee and PAAMCO Prisma’s Audit Committee. Prior to joining KKR, Ms. Decious was a Vice President at KinderCare Learning Centers, with responsibility for the Finance & Accounting and Procurement departments, and was a Director at Red Lion Hotels, responsible for SEC and Financial Reporting. Ms. Decious began her career at KPMG and is a certified public accountant (inactive).

Pursuant to the terms of the Company’s management agreement with KKR Real Estate Finance Manager LLC (the “Manager”), the Company will reimburse the Manager or its affiliates for the Company’s allocable share of the compensation (including annual base salary, bonus and any related withholding taxes and employee benefits) the Manager pays to Ms. Decious in her capacity as the Company’s Chief Financial Officer based on the percentage of her time spent on the Company’s affairs.  Ms. Decious will also be eligible to participate in the Amended and Restated KKR Real Estate Finance Trust Inc. 2016 Omnibus Incentive Plan.

In order to ensure an orderly transition of Mr. Nagaty’s responsibilities and duties, the Company and Mr. Nagaty have entered into a Separation Agreement, which was approved by the Compensation Committee of the Board of Directors of the Company and provides that, in consideration for agreeing to provide the transition services described above, (i) Mr. Nagaty will receive payment of his regular base salary through the date of his departure and be eligible for a pro rata discretionary bonus for 2022 and (ii) the service requirements associated with Mr. Nagaty’s restricted stock unit awards due to vest on October 1, 2022 will be waived.

Item 7.01	Regulation FD Disclosure

On December 20, 2021, the Company issued a press release announcing the matters set forth in Item 5.02.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 7.01 and the exhibit furnished hereunder shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of KKR Real Estate Finance Trust Inc., dated December 20, 2021

104	Cover Page Interactive Data File, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KKR Real Estate Finance Trust Inc.

By:	/s/ Vincent J. Napolitano
	Name:	Vincent J. Napolitano
	Title:	General Counsel and Secretary

Date: December 20, 2021